EXHIBIT 16.1

                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                         SMALL/MID CAP EQUITY PORTFOLIO

                              TOTAL RETURN FORMULA


                               n
                         P(1+T)   = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value  of a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


For the 1-year period ended March 31, 1997:
                           1
                $1,000(1+T)   = $1,145.70 or an annual compounded rate of 14.57%

For the period May 10, 1994 (inception) to March 31, 1997:
                           2.83
                $1,000(1+T)     = $1,892.53 or an average annual compounded rate
                of 24.70%